UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLEASE VOTE NOW

IMPORTANT MESSAGE REGARDING OUR ANNUAL STOCKHOLDER MEETING AND REQUEST FOR YOUR VOTE ON THE PROPOSED ASSET SALE AND PLAN OF LIQUIDATION

We recently sent you proxy materials regarding our December 21, 2017 Annual Meeting of Stockholders.

We appreciate your investment and want to acknowledge your meaningful participation in our previous annual proxy campaigns. We ask that you vote on the important proposals presented for your consideration this year too.

Your American Realty Capital Healthcare Trust III, Inc. (“ARC-HT III”) Board (the “Board”) recommends a vote FOR both the routine matters (the election of directors and the ratification of the company’s external accounting firm for 2017) and, importantly, the two proposals related to the proposed asset sale and plan of liquidation which, if both are approved, are expected to result in your receipt of estimated total liquidating distributions of between $17.67 and $17.81 per share1.

More than 50% of our outstanding shares of common stock must vote FOR both the proposed asset sale and plan of liquidation in connection with the December 21, 2017 meeting in order for us to pay the anticipated initial liquidating cash distribution of $15.75 per share to you in early January 2018. Your vote today will help us achieve that goal of providing you with liquidity for you shares. The enclosed materials provide details on the expected timing for liquidating distributions.

If both are approved the proposed asset sale and plan of liquidation will provide you with the following:

▪	Full-Cycle Liquidity - An all-cash $120 million transaction where ARC-HT III will sell its real estate assets to Healthcare Trust, Inc. and then liquidate and dissolve. ARC-HTIII will provide stockholders with total liquidating distributions of between $17.67 to $17.81 per share[1]. The initial cash distribution of $15.75 per share is expected be paid to you within two weeks of the transaction closing. If approved at the December 21, 2017 Annual Meeting you will receive $15.75 per share in early January 2018.

▪	Reduces Future Risks Associated with Business Operations, Successful Execution of Liquidity Events, and Distribution Levels for the Company Given its Inefficient Size and Unsustainable Operations on a Long-term Basis

▪	Maximizes Value - The Special Committee comprised of independent directors of the Board completed a thorough strategic review process evaluating all options and is prepared to move forward with the proposed transaction to maximize shareholder value.

[1]	These estimates are based on certain assumptions and there can be no guarantee as to the exact amount that you will receive.

Proxy solicitation costs are borne by the company and its stockholders.  These costs become substantial when prolonged solicitation activities must be pursued. Your vote today will help keep costs to a minimum and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow ARC-HT III to obtain a sufficient number of votes to convene the meeting as scheduled.

Your vote matters and is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the December 21, 2017 Annual Meeting of Stockholders.

We have made it very quick and easy for you to vote. Please choose one of the following voting methods to cast your vote today:

•      Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1-855-973-0094 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern.

OR

•      Use the Automated Line – If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1-800-690-6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch-tone system.

Vote Online at www.proxyvote.com/HTIII – Enter the control number on the voting instruction form provided and follow the prompts.
Vote by Mail – Complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided as soon as possible.

THANK YOU IN ADVANCE FOR YOUR VOTE